Exhibit 10.1

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EXECUTION VERSION

STOCK PURCHASE AGREEMENT

BY AND AMONG

VIRNETX HOLDING CORPORATION

AND

PUBLIC INTELLIGENCE TECHNOLOGY ASSOCIATES

May 31, 2017

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TABLE OF CONTENTS

1.	Definitions		1

2.	Authorization, Purchase and Sale of Common Stock		4

	2.1	Authorization, Purchase and Sale	4
	2.2	Closing	4

3.	Representations and Warranties of the Company		4

	3.1	Organization and Power	4
	3.2	Capitalization	4
	3.3	Authorization	5
	3.4	Valid Issuance	5
	3.5	No Conflict	5
	3.6	Consents	5
	3.7	SEC Reports; Financial Statements.	5

4.	Representations and Warranties of the Purchaser		6

	4.1	Organization	6
	4.2	Authorization	6
	4.3	No Conflict	6
	4.4	Consents	6
	4.5	Brokers and Finders	7
	4.6	Purchase Entirely for Own Account	7
	4.7	General Solicitation	7
	4.8	Investor Status.	7
	4.9	Securities Not Registered	7
	4.10	No “Bad Actor” Disqualification Events	7
	4.11	Reliance by the Company	8
	4.12	Ownership of Common Stock	8
	4.13	Representation of Non-United States Persons	8

5.	Conditions Precedent		8

	5.1	Conditions to the Obligation of the Purchaser	8
	5.2	Conditions to the Obligation of the Company	9

6.	Revenue Sharing; Surrender.		9

	6.1	Purchaser Revenue Share	9
	6.2	Surrender	9
7.		Company Repurchase Option	10
	7.1	Repurchase Option	10
	7.2	Exercise	10

8.	Termination		11

	8.1	Conditions of Termination.	11
	8.2	Effect of Termination	11

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TABLE OF CONTENTS (CONTINUED)

9.	Miscellaneous Provisions		11

	9.1	Public Statements or Releases	11
	9.2	Interpretation	11
	9.3	Notices	12
	9.4	Severability	12
	9.5	Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury	13
	9.6	Waiver	13
	9.7	Expenses	13
	9.8	Assignment	14
	9.9	Assistance of Counsel	14
	9.10	Confidential Information	14
	9.11	Third Parties	15
	9.12	Counterparts	15
	9.13	Entire Agreement; Amendments	15
	9.14	Additional Matters	15

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This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of May 31, 2017, by and between VirnetX Holding Corporation, a Delaware corporation (the “Company”), and Public Intelligence Technology Associates, kk (Japanese Corporation)(the “Purchaser”).

WHEREAS, the Company has authorized the issuance of the Shares (as defined below) of common stock, $0.0001 par value per share, of the Company (the “Common Stock);

WHEREAS, the Company desires to issue and sell to the Purchaser pursuant to the terms and conditions of this Agreement, and the Purchaser desires to purchase from the Company the Shares;

WHEREAS, the Shares issued and sold pursuant to this Agreement shall be automatically proportionately reduced pursuant to surrenders of the Shares on the schedule identified herein for no additional consideration upon payment of each Quarterly share Revenue Payment (as defined below); and

WHEREAS, concurrently with the execution and delivery hereof, the Company and the Purchaser have entered into the Revenue Sharing Agreement and the Gabriel License Agreement (each, as defined below).

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.             Definitions  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any Person, any other Person, whether or not existing on the date hereof, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the recitals hereof.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

“Board of Directors” shall mean the Board of Directors of the Company.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” has the meaning set forth in Section 2.2 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals hereof.

“Company” has the meaning set forth in the recitals hereof.

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“Company Japan Revenues” means revenue recognized from cash or cash equivalents received by Network Research Corporation Japan Ltd. from a Japanese Company that is directly attributable to (i) patent license fees or royalties for licenses granted under the Company’s Japanese patents with respect to the products and services of the Japanese Company sold in Japan, (ii) licensing of the Gabriel Collaboration Suite to the Japanese Company for end use in Japan, or (iii) provision of other commercial services by the Company to the Japanese Company in Japan, such as the Company’s Secure Domain Name services; but in each case excluding any litigation- or settlement-related expenses, contingency fees, commissions and other contractually-required payments to third parties, taxes, and other deductions and costs associated with such revenue.

“Confidential Information” has the meaning set forth in Section 9.10 hereof.

“Control” (including the terms “controlling” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Disqualification Event” has the meaning set forth in Section 4.11 hereof.

 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.7(b) hereof.

“GAAP” has the meaning set forth in Section 3.7(b) hereof.

“Gabriel License Agreement” means an agreement pursuant to which Purchaser shall undertake certain marketing and promotion of the Company’s products and services.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.

“Japanese Company” means a Japanese company that is incorporated or otherwise created under the laws of Japan and which Japanese company is headquartered in Japan.

“Lockup Period” has the meaning set forth in the Stockholders Agreement.

“Material Adverse Effect” shall mean such facts, circumstances, events or changes that are, individually or in the aggregate, materially adverse to (i) the business, financial condition, assets or continuing operations of the Company and its Subsidiaries taken as a whole or (ii) the Company’s ability to perform its obligations under this Agreement, but shall not include facts, circumstances, events or changes (a) generally affecting any of the industries in which the Company, taken together with its Subsidiaries, operates, in the United States or elsewhere in the world or the economy or the financial or securities markets in the United States or elsewhere in the world, in each case, except to the extent such facts, circumstances, events or changes disproportionately affect the Company and its Subsidiaries; (b) political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein; (c) any conditions resulting from natural disasters; (d) any action taken or omitted to be taken by or at the written request of the Purchaser; (e) any announcement of this Agreement or the transactions contemplated in this Agreement, in each case, solely to the extent due to such announcement; (f) resulting from changes in applicable legal requirements, GAAP or accounting standards; (g) resulting from a change in the Company’s stock price or the trading volume in the Common Stock in and of itself or (h) resulting from a failure to meet securities analysts’ published revenue or earnings predictions for the Company in and of itself.

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“NYSE” means the NYSE MKT LLC.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Per Share Purchase Price” has the meaning set forth in Section 2.1 hereof.

“Priority Revenue Sharing Period” means the period commencing on the Closing Date and ending on the earliest to occur of (i) when the Purchaser no longer holds or owns any Shares acquired pursuant to this Agreement, (ii) when the Company has made aggregate payments pursuant to Section 6.1 of this Agreement equal to $20,000,000, it being understood that the Priority Revenue Sharing Period shall end pursuant to this clause (ii) as soon as payment equal to $20,000,000 is made (for the avoidance of doubt, whether payment is from a series of transactions, one transaction, or part of one transaction in which the Company receives Company Japan Revenues) or (iii) the end of the Lockup Period.

“Proxy” has the meaning set forth in the Stockholders Agreement.

“Purchaser” has the meanings set forth in the recitals hereof.

“Purchaser Adverse Effect” has the meaning set forth in Section 4.1 hereof.

“Quarterly Revenue Share Payment” has the meaning set forth in Section 6.1 hereof.

“Representatives” has the meaning set forth in Section 9.10 hereof.

“Repurchase Option” has the meaning set forth in Section 7.1 hereof.

“Repurchase Price Per Share” has the meaning set forth in Section 7.1 hereof.

“Repurchase Closing Date” has the meaning set forth in Section 7.2 hereof.

“Repurchased Securities” has the meaning set forth in Section 7.2 hereof.

“Revenue Sharing Agreement” means an agreement pursuant to which each of Purchaser and the Company shall share certain portions of their revenues with the other Party.

 “SEC” shall mean the Securities and Exchange Commission.

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“SEC Reports” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, the Company’s Proxy Statement on Schedule 14A for its 2017 Annual Meeting of Stockholders, and any Current Reports on Form 8-K, filed or furnished by the Company after December 31, 2016 and on or prior to the date of hereof, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Shares” shall have the meeting set forth in Section 2.1.

“Stockholders Agreement” has the meaning set forth in Section 5.1(e) hereof.

“Subsidiary” when used with respect to any party shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Transaction Agreements” shall mean this Agreement, the Gabriel Licensing Agreement, the Revenue Sharing Agreement and the Stockholders Agreement.

2.             Authorization, Purchase and Sale of Common Stock.

2.1           Authorization, Purchase and Sale.  The Company has authorized the sale and issuance to the Purchaser of the Shares.  Subject to the conditions, and upon the terms, set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 5,494,505 shares of Common Stock (the “Shares”) at a purchase price per share of $3.64 (the “Per Share Purchase Price”) for an aggregate purchase price of $19,999,998.20.

2.2           Closing.  The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, 94304, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Section 5, but in any case no later than June 19, 2017, or such other date as is mutually agreed upon in writing by the Company and the Purchaser (the “Closing Date”).  At the Closing, the Shares shall be transferred and duly registered in the name of the Purchaser against payment to the Company of the purchase price therefor by wire transfer to the Company of immediately available funds to an account to be designated by the Company.

3.             Representations and Warranties of the Company.  Except as set forth in the SEC Reports, the Company hereby represents and warrants to the Purchaser as follows:

3.1           Organization and Power.  Each of the Company and VirnetX, Inc. is a corporation duly organized, validly existing and in good standing (where relevant) under the laws of its jurisdiction of organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as described in the SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failures of VirnetX, Inc. be so organized or existing, or of the Company or VirnetX, Inc. to be in good standing or to have such power and authority or to so qualify, would not reasonably be expected to have a Material Adverse Effect.

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3.2           Capitalization.  The authorized and outstanding capital stock of the Company as of March 31, 2017 are as set forth in the Company’s Form 10-Q as filed with the SEC on May 8, 2017.  All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any pre-emptive rights, liens or encumbrances other than any liens of encumbrances created by or imposed upon the holders thereof.

3.3           Authorization.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, the Transaction Agreements has been taken, and the Transaction Agreements, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

3.4           Valid Issuance.  The Shares, upon issuance pursuant to the terms hereof and the terms of the Company’s Amended and Restated Certificate of Incorporation, will be duly and validly issued, fully paid and non-assessable.  Subject to the accuracy of the representations made by the Purchaser in Section 4 hereof, the Shares will be issued to the Purchaser in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.5           No Conflict.  The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Shares and the consummation of the other transactions contemplated in this Agreement will not (i) conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its Subsidiaries or their respective properties or assets or (ii) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, except, in the case of clause (i), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.6           Consents.  All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the issuance of the Shares have been obtained or made, other than (i) the filing of such qualifications or filings under the Securities Act and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement, (ii) the filing of any reports and other documents pursuant to the Exchange Act relating to the transactions contemplated hereby, (iii) any supplemental listing application in respect of the Shares on NYSE, and (iv) such consents, approvals, orders and authorizations the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect.

3.7           SEC Reports; Financial Statements.

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(a)           The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 2016. The information contained or incorporated by reference in the SEC Reports was true and correct in all material respects as of the respective dates of the filing thereof with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing); and, as of such respective dates, the SEC Reports did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  All of the SEC Reports, as of their respective dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(b)           The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods therein specified (except as otherwise noted therein, and in the case of quarterly financial statements except for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments).

4.             Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows:

4.1          Organization.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to (a) carry on its business as presently conducted, and (b) enter into the Transaction Agreements and to consummate the transactions contemplated thereby.  The Purchaser is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected, individually or in the aggregate, to have a Purchaser Adverse Effect.  A “Purchaser Adverse Effect” means a material adverse effect on the authority or ability of the Purchaser to perform its obligations under the Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

4.2           Authorization.  All corporate action on the part of the Purchaser necessary for the authorization, execution and delivery of, and the performance of all obligations of the Purchaser under the Transaction Agreements has been taken.  The Transaction Agreements constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

4.3           No Conflict.  The execution, delivery and performance of the Transaction Agreements by the Purchaser, the purchase of the Shares and the consummation of the other transactions contemplated in this Agreement will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, have a Purchaser Adverse Effect.

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4.4           Consents.  All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement, the purchase of the Shares and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

4.5           Brokers and Finders.  The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.6           Purchase Entirely for Own Account.  The Purchaser is acquiring the Shares for its own account and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act. Except as specifically provided for in the Agreement, the Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Shares except as provided in Section 6.2 of this Agreement.

4.7           General Solicitation.  The Purchaser is not purchasing the Shares as a result of any general solicitation or general advertising (within the meaning of Regulation D of the Securities Act), including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

4.8           Investor Status.

(a)           The Purchaser certifies and represents to the Company that the Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

(b)           The Purchaser (i) is able to fend for itself in the transactions contemplated by this Agreement, (ii) has such knowledge and experience in financial and business matters as to be able to evaluate the risks and merits of its prospective investment in the Shares, and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(c)           The Purchaser (i) has conducted its own investigation of the Company and the terms of the Shares, (ii) has had access to the Company’s public filings, including the SEC reports, and to such business, financial and other information as it deems necessary to make its investment decision, (iii) has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment, and (iv) has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

4.9           Securities Not Registered.  The Purchaser understands that the issuance of the Shares has not been registered under the Securities Act, and that the Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States.  The Purchaser understands that the Shares are “restricted securities” within the meaning of Rule 144 and will bear restrictive legends as set forth in the Stockholders Agreement (as defined below).  The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company, which are outside of the Purchaser’s control and which the Company is under no obligation to satisfy and may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

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4.10         No “Bad Actor” Disqualification Events.  Neither (i) the Purchaser, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Purchaser is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

4.11         Reliance by the Company.  The Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein.

4.12         Ownership of Common Stock.  Other than the Shares, the Purchaser does not, and during the period beginning on the date of this Agreement and ending immediately prior to the Closing will not, own any shares of Common Stock.

4.13         Representation of Non-United States Persons.  The Purchaser hereby represents that the consummation of the transactions contemplated hereby is satisfied as to the full observance of the laws of the Purchaser’s jurisdiction in connection with any invitation to subscribe for the Shares or any use of the Transaction Agreements, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. The Purchaser’s subscription and payment for, and the Purchaser’s continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

5.             Conditions Precedent.

5.1           Conditions to the Obligation of the Purchaser.  The obligations of the Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver of the following conditions precedent:

(a)           The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchaser that for purposes of this Section 5.1(a), in the case of any representation and warranty of the Company contained  herein (i) which is not qualified above in this Agreement by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (ii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

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(b)           The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c)           The purchase of and payment for the Shares by the Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d)           The Company shall have executed and delivered the Stockholders Agreement (the “Stockholders Agreement”) to the Purchaser.

5.2           Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Purchaser the Shares at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver of the following conditions precedent:

(a)           The representations and warranties contained herein and in the other Transaction Agreements of the Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

(b)           The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(c)           The purchase of and payment for the Shares by the Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d)           The Purchaser shall have executed and delivered the Stockholders Agreement to the Company.

(e)           The Purchaser shall have executed and delivered the Proxy to the Company.

6.             Revenue Sharing; Surrender.

6.1           Purchaser Revenue Share.  Within sixty (60) days of the end of each calendar quarter during the Priority Revenue Sharing Period, the Company will pay to Purchaser [***] of the Company Japan Revenues earned during such quarter (the “Quarterly Revenue Share Payment”).  Except as may be otherwise provided in this Agreement, all payments pursuant to this Section 6.1 will be made in accordance with payment terms set forth in the Revenue Sharing Agreement, and Sections 2.3, 2.4 and 3 of the Revenue Sharing Agreement shall apply to such payments.  Notwithstanding the foregoing, the Company makes no, and the Purchaser does not rely on any, warranties and representations regarding the Company Japan Revenues or that the Company’s activities will result in any Company Japan Revenues. The Company has the sole right and discretion to enter into any transactions that may result in Company Japan Revenues.  In no event shall the Company be required to make any payments under this Agreement with respect to any period other than the Priority Revenue Sharing Period, nor shall the aggregate payments made pursuant to this Section 6.1 exceed twenty million dollars ($20,000,000.00). For the avoidance of doubt, any payments made pursuant to any revenue sharing arrangement with respect to the Company Japan Revenue subsequent to the Priority Revenue Sharing Period shall be governed solely by the Revenue Sharing Agreement.

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6.2           Surrender.  Upon each Quarterly Revenue Share Payment made during the Priority Revenue Sharing Period by the Company to Purchaser as set forth in Section 6.1 above, the Shares acquired by Purchaser pursuant to this Agreement and then held by Purchaser shall be automatically surrendered to the Company for no consideration according to the following schedule:

(a)           For each Quarterly Revenue Share Payment made during the period commencing on the Closing Date and ending on the earlier of (i) the day immediately preceding the six-month anniversary of the Closing Date and (ii) the expiration of the Priority Revenue Sharing Period, the number of Shares surrendered shall equal such Quarterly Revenue Share Payment divided by the Per Share Purchase Price, rounded up to the nearest whole share of Common Stock;

(b)           For each Quarterly Revenue Share Payment made during the period commencing on the six-month anniversary of the Closing Date and ending on the earlier of (i) the day immediately preceding the twelve-month anniversary of the Closing Date and (ii) the expiration of the Priority Revenue Sharing Period, the number of Shares surrendered shall equal such Quarterly Revenue Share Payment divided by the product of (i) 1.025 and (ii) the Per Share Purchase Price, rounded up to the nearest whole share of Common Stock; and

(c)           For each Quarterly Revenue Share Payment made during the period commencing on the twelve-month anniversary of the Closing Date and ending on the expiration of the Priority Revenue Sharing Period, the number of Shares surrendered shall equal such Quarterly Revenue Share Payment made divided by the product of (i) 1.05 and (ii) the Per Share Purchase Price, rounded up to the nearest whole share of Common Stock.

7.             Company Repurchase Option.

7.1           Repurchase Option. During the Lockup Period, the Company shall have an irrevocable and exclusive option to repurchase (the “Repurchase Option”), exercisable by the Company in its sole discretion, any and all Shares acquired by the Purchaser pursuant to this Agreement that have not been automatically surrendered pursuant to Section 6.2 above, at a price per share determined as follows (the “Repurchase Price Per Share”):

(a)           If the Repurchase Option is exercised during the period commencing on the Closing Date and ending on the day immediately preceding the six-month anniversary of the Closing Date, the Repurchase Price Per Share shall be the Per Share Purchase Price;

(b)           If the Repurchase Option is exercised during the period commencing on the six-month anniversary of the Closing Date and ending on the day immediately preceding the twelve-month anniversary of the Closing Date, the Repurchase Price Per Share shall be the Per Share Purchase Price multiplied by 1.025; and

(c)           If the Repurchase Option is exercised during the period commencing on the twelve-month anniversary of the Closing Date and ending on the expiration of the Lockup Period, the Repurchase Price Per Share shall be the Per Share Purchase Price multiplied by 1.05.

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7.2           Exercise. The Repurchase Option shall be exercised at any time by the Company by written notice to the Purchaser, and such notice shall indicate the number of Shares to be repurchased by the Company (the “Repurchased Securities”). Within five business days of the receipt of such notice (the “Repurchase Closing Date”), the Company shall deliver payment of the aggregate purchase price, based on the Repurchase Price Per Share as determined pursuant to Section 7.1 above, by check or wire transfer of immediately available funds to an account designated by the Purchaser at least one (1) business day prior to the Repurchase Closing Date and the Purchaser shall deliver to the Company the Repurchased Securities and any stock certificates representing such Repurchased Securities free and clear of liens and encumbrances, and the Purchaser shall execute and deliver to the Company such instruments of conveyance as the Company may reasonably request.

8.             Termination.

8.1           Conditions of Termination.  This Agreement may be terminated at any time prior to the Closing by (i) a writing executed by the Company and the Purchaser; (ii) by the Company, in its sole discretion, prior to the fifth (5th) calendar day prior to the Closing Date, which termination will be effective upon delivery of written notice by the Company to the Purchaser; or (iii) either the Company or the Purchaser, upon written notice to the other party, in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.  In addition, this Agreement will terminate automatically, with no further action by either party hereto, if, prior to the Closing Date, either the Revenue Sharing Agreement or the Gabriel Licensing Agreement is terminated in accordance with its terms.

8.2           Effect of Termination.  In the event of any termination pursuant to Section 8.1 hereof, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Purchaser, or their directors, officers, agents or stockholders, with respect to this Agreement, except for liability for any willful breach of, or failure to comply with, this Agreement.

9.             Miscellaneous Provisions.

9.1           Public Statements or Releases.  Neither the Company nor the Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other party, which shall not be unreasonably withheld or delayed, other than a statement consistent with public announcements that were previously made by a party hereto in accordance with this Section 9.1. Notwithstanding the foregoing, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or under the rules of any national securities exchange, provided that such party shall notify the other party prior to making such disclosure, shall use its commercially reasonable efforts to give the other party an opportunity (as is reasonable under the circumstances) to comment on such disclosure, and shall make only such disclosure as it is so obligated to disclose.

9.2           Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein.  References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

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9.3           Notices.  Any notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and:

(a)           If to the Company, addressed as follows:

308 Dorla Ct.
Zephyr Cove, NV 89448
Attention: Kendall Larsen, Chief Executive Officer
Facsimile: (775) 580-7527
E-mail: Kendall_Larsen@virnetx.com

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Attention: Bradley L. Finkelstein
E-mail: bfinkelstein@wsgr.com

(b)           If to the Purchaser, at the Purchaser’s address, facsimile number or electronic mail address as provided by Purchaser to the Company prior to the Closing Date.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

9.4           Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

9.5           Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

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(a)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b)           The Company and the Purchaser each hereby irrevocably and unconditionally:

(i)          submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated in this Agreement, to the general jurisdiction of the State of Delaware or United States Federal court sitting in the State of Delaware;

(ii)         consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 9.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)         agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)        agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)       irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

9.6           Waiver.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

9.7           Expenses.  Each of the Company and the Purchaser shall bear their respective fees and expenses, incurred in connection with the proposed investment in the Shares, the negotiation of the Transaction Agreements, obtaining necessary consents or approvals, and the consummation of the transactions contemplated in the Transaction Agreements.

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9.8           Assignment.  None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company and (y) the Purchaser. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound by this Agreement by an assignee, no such assignment shall relieve any party assigning any interest pursuant to this Agreement from its obligations or liability pursuant to this Agreement.

9.9           Assistance of Counsel.  Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts of this Agreement exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is expressly waived by each of the parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

9.10         Confidential Information.  The Purchaser acknowledges that Purchaser has been given access to, and from time to time in the future may be given access to, non-public, proprietary information with respect to the Company (“Confidential Information”). Confidential Information shall include all information pertaining to the Company Japan Revenues. For purposes hereof,  Confidential Information does not include, however, (i) information which is or becomes generally available to the public in accordance with law other than as a result of a disclosure by the Purchaser or its directors, managing members, officers, employees, agents, legal counsel, financial advisors, accounting representatives or potential funding sources (“Representatives”) or its Affiliates, subsidiaries or franchisees in violation of this Section 9.10 or any other confidentiality agreement to which the Company is a party or beneficiary, (ii) is, or becomes, available to the Purchaser on a non-confidential basis from a source other than the Company or any of its Affiliates or any of its Representatives, provided, that such source was not known to the Purchaser (after reasonable investigation) to be bound by a confidentiality agreement with, or any other contractual, fiduciary or other legal obligation of confidentiality to the Company or any of its Affiliates or any of its Representatives, (iii) is already in the Purchaser’s possession (other than information furnished by or on behalf of the Company or directors, officers, employees, representatives and/or agents of the Company), or (iv) is independently developed by the Purchaser without violating any of the confidentiality terms herein. The Purchaser agrees (i) except as required by law or regulatory or legal process, to keep all Confidential Information confidential and not to disclose or reveal any such Confidential Information to any person other than those of its Representatives who need to know the Confidential Information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by the Purchaser in the Common Stock and to cause those Representatives to observe the terms of this Section 9.10 and (ii) not to use Confidential Information for any purpose other than in connection with evaluating, monitoring or taking any other action with respect to the investment by the Purchaser in the Common Stock.

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9.11         Third Parties.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated in this Agreement.

9.12         Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.13         Entire Agreement; Amendments.  This Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.  The Company, on the one hand, and the Purchaser, as the case may be, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by the Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by the Purchaser or the Company, respectively.

9.14         Additional Matters.  For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

VIRNETX HOLDING CORPORATION

By:	/s/ Kendall Larsen
Name:	Kendall Larsen
Title:	President & Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

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PURCHASER:

PUBLIC INTELLIGENCE TECHNOLOGY ASSOCIATES, KK

By:	/s/ Eriya Unten
Name:	Eriya Unten
Title:	Executive Director

[Signature Page to Stock Purchase Agreement]